Exhibit g.(1)
AMENDMENT TO CUSTODY, INVESTMENT ACCOUNTING
AND DATA ACCESS AGREEMENT
     This Amendment to the Custody, Investment Accounting and Data Access Agreement is made as of May 31, 2006 by and between HOMESTEAD FUNDS, INC. (the “Fund”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).
     WHEREAS, the Fund and State Street entered into a Custody, Investment Accounting and Data Access Agreement dated September 1, 2000 (the “Agreement”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement; and
     WHEREAS, the Fund and State Street desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and
     WHEREAS, the Fund and State Street desire to amend and restate certain other provisions of the Agreement relating to the custody of assets of each of the Portfolios held outside of the United States.
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as of the effective date of this Amendment, as follows:
I.	Section 3.Q of the Agreement is hereby deleted in its entirety.

II.	Sections 3.R through 3.X of the Agreement are hereby renumbered as Sections 3.S through 3.Y, respectively.

III.	New Sections 3.Q and 3.R of the Agreement are hereby added as set forth below:

Q.	Provisions Relating to Rules 17f-5 and 17f-7.
1.	Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act)

meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.
2.	State Street as Foreign Custody Manager.
a.	Delegation to State Street as Foreign Custody Manager. The Fund, by resolution adopted by its Board, hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q.2 with respect to Foreign Assets of the Portfolios held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

b.	Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.Q.2.e hereof.

Upon the receipt by the Foreign Custody Manager of Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on

Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which State Street’s acceptance of delegation is withdrawn.
c.	Scope of Delegated Responsibilities:
(i)	Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.Q.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(ii)	Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(iii)	Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.Q.2.e hereunder.
d.	Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.Q.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

e.	Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.Q.2 after the occurrence of the material change.

f.	Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

g.	Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolios.

h.	Effective Date and Termination of State Street as Foreign Custody Manager. The Board’s delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.Q.2.b hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.
3.	Eligible Securities Depositories.
a.	Analysis and Monitoring. State Street shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section

(a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.
b.	Standard of Care. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.Q.3.a.
R.	Duties of State Street with Respect to Property of the Portfolios Held Outside the United States.
1.	Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

2.	Holding Securities. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

3.	Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

4.	Transactions in Foreign Custody Account.
a.	Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;
(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	for delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.
b.	Payment of Portfolio Monies. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:
(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

(v)	for delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.
c.	Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.
State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

d.	Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

e.	Bank Accounts. State Street shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

f.	Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

g.	Shareholder Rights. With respect to the foreign securities held pursuant to this Section 3.R, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.
h.	Communications Relating to Foreign Securities. State Street shall transmit promptly to the Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power. State Street shall also transmit promptly to the Fund all written information received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by State Street for the account of the Portfolios, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, State Street shall have no responsibility to so transmit any information under this Section R.4.h.

i.	Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

j.	Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

k.	Liability of Custodian. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.
IV. In the event of any conflict between the terms of the Agreement prior to this amendment and this amendment, the terms of this amendment shall prevail. Except as specifically superseded or modified herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

HOMESTEAD FUNDS, INC.		STATE STREET BANK AND TRUST
COMPANY

By:	/s/ Peter R. Morris	By:	/s/ Mark Nicholson

Name:	Peter R. Morris	Name:	Mark Nicholson

Title:	Director and President	Title:	Vice President

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Citibank Pty. Limited

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	BNP Paribas Securities Services, S.A.

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	BankBoston, N.A.

1

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Cyprus Popular Bank Ltd.

Czech Republic	Československá Obchodní Banka, A.S.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Nordea Bank Finland Plc.

France	BNP Paribas Securities Services, S.A.

Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

2

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	HVB Bank Hungary Rt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas Securities Services, S.A.

Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd.

Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

3

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Kazakhstan	HSBC Bank Kazakhstan
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank N.V.

New Zealand	Westpac Banking Corporation

4

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic Bank Nigeria Limited

Norway	Nordea Bank Norge ASA

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Péru, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

5

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	HVB Bank Serbia and Montenegro a.d.

Singapore	DBS Bank Limited

United Overseas Bank Limited

Slovak Republic	Československá Obchodní Banka, A.S., pobocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d. — Ljubljana

South Africa	Nedbank Limited

Standard Bank of South Africa Limited

Spain	Santander Investment S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan — R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

6

SCHEDULE A
STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United kingdom Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

7

SCHEDULE B
STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG
(Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique

Euroclear Belgium

Benin	Dépositaire Central — Banque de Règlement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Dépositaire Central — Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

1

SCHEDULE B
STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

People’s Republic of China	China Securities Depository and Clearing Corporation Limited Shanghai Branch

China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	SrediÓnja Depozitarna Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papíru — Ceská republika

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Suomen Arvopaperikeskus

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

2

SCHEDULE B
STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Greece	Apothetirion Titlon AE — Central Securities Depository

Bank of Greece,
System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central — Banque de Règlement

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central — Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan — Net System

Japan Securities Depository Center (JASDEC) Incorporated

3

SCHEDULE B
STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited

Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Banque du Liban

Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius

Central Depository and Settlement Co. Ltd.

Mexico	S.D. Indeval, S.A. de C.V.

Morocco	Maroclear

4

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central — Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited
State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Philippines	Philippine Depository & Trust Corporation

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

5

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Poland	Rejestr Papierów Wartoœciowych Krajowy Depozyt Papierów Wartos ´ciowych S.A.

Portugal	INTERBOLSA — Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	Bucharest Stock Exchange Registry Division

National Bank of Romania

National Securities Clearing, Settlement and Depository Company

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal	Dépositaire Central — Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited Monetary Authority of Singapore

Slovak Republic	Náodná banka slovenska

Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD — Centralna klirinsko depotna druzba d.d.

South Africa	Share Transactions Totally Electronic (STRATE) Ltd.

Spain	IBERCLEAR

6

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Värdepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan — R.O.C.	Taiwan Depository and Clearing Corporation

Thailand	Bank of Thailand

Thailand Securities Depository Company Limited

Togo	Dépositaire Central — Banque de Règlement

Trinidad and Tobago	Trinidad and Tobago Central Bank

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Central Registry Agency

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System, a department of the Dubai Financial Market

United Kingdom	CrestCo.

7

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam	Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited
TRANSNATIONAL
Euroclear
Clearstream Banking, S.A.

8

SCHEDULE C
MARKET INFORMATION

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets	An overview of settlement and safekeeping procedures,
(hardcopy annually and regular	custody practices and foreign investor considerations for the
website updates)	markets in which State Street offers custodial services.

Global Custody Network Review	Information relating to Foreign Sub-Custodians in State Street’s
(annually)	Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review	Custody risk analyses of the Foreign Securities Depositories presently
(annually)	operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey	With respect to each market in which State Street offers custodial services, opinions relating
(annually)	to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements	Copies of the contracts that State Street has entered into with each
(annually)	Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin	Information on changing settlement and custody conditions in
(daily or as necessary)	markets where State Street offers custodial services.

Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories	For those markets where State Street offers custodial
(as necessary)	services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices	Informational letters and accompanying materials confirming
(presently on a quarterly	State Street’s foreign custody arrangements, including a basis or as otherwise necessary) summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.